UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 4, 2014

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On April 7, 2014, Zynga Inc. (the “Company”) entered into an employment offer letter (the “Offer Letter”) with David Lee, age 42, for Mr. Lee to serve as the Company’s Chief Financial Officer and Chief Accounting Officer.

Prior to joining the Company, Mr. Lee served as Senior Vice President of Enterprise Finance for Best Buy Co., Inc., a multinational retailer of consumer electronics, from December 2012 to April 2014. Mr. Lee led Best Buy’s corporate strategy, financial planning & analysis (FP&A), and treasury departments. He held several leadership roles at Del Monte Foods Co., a food production and distribution company, from February 2004 to November 2012, including Senior Vice President of Strategy, SVP of Consumer Products, Vice President of Strategic Planning & Business Development, Vice President, Finance for Consumer Products and Vice President of Sales FP&A. Mr. Lee holds an M.B.A. from the University of Chicago and a B.A. degree from Harvard College.

There are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was selected as Chief Financial Officer and Chief Accounting Officer. There are also no family relationships between Mr. Lee and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Offer Letter

The Offer Letter does not provide for employment for a specified term and Mr. Lee’s employment will be on an at-will basis. Mr. Lee’s employment with the Company is expected to commence on April 14, 2014. The Offer Letter is attached as Exhibit 10.1 hereto and the material terms are summarized below:

Base Salary and Bonus. Mr. Lee will receive an annual salary of $500,000. In addition, Mr. Lee will receive a one-time signing bonus in the amount of $500,000, which he will be required to repay to the Company on a pro-rated basis if his employment is terminated by the Company for Cause (as defined in the Company’s Change in Control Severance Benefit Plan (the “CIC Plan”)) or if he resigns for any reason within two years of the commencement of his employment with the Company. In addition, Mr. Lee will be eligible to participate in the Company’s performance bonus plan for similarly situated executive officers. Mr. Lee’s target performance bonus percentage shall be equal to eighty (80%) of his annual base salary, pro-rated for the number of days he is working for the Company in the year. Such bonus percentage may be increased up to twice the amount depending upon the Company’s level of achievement of certain performance conditions, or decreased at the discretion of the Compensation Committee of the Board of Directors (the “Board”).

Equity Awards—Restricted Stock Units and Stock Options. Mr. Lee will receive (i) a grant of 400,000 restricted stock units (“ZSUs”) of Class A common stock of the Company, and (ii) a stock option award to purchase 400,000 shares of Class A common stock of the Company. The ZSUs and stock options will be granted on the 15th day of the month following his first day of employment with the Company, and will vest over four years, with 15% vesting on the first anniversary of the vesting commencement date, 20% vesting on the second anniversary of such date, 25% vesting on the third anniversary of such date and 40% vesting on the fourth anniversary of such date.

Change in Control Severance Benefit Plan. Mr. Lee will be eligible to participate in the CIC Plan, which provides for partial acceleration of outstanding equity awards upon a change in control and further partial acceleration upon termination or constructive termination following a change in control. The foregoing description is qualified in its entirety by the full text of the CIC Plan, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed on November 17, 2011, and is incorporated herein by reference.

Other Benefits. Mr. Lee will be eligible to participate in the health insurance and benefit programs generally available to senior executives of the Company. Mr. Lee’s bonuses and equity grants will be subject to the Company’s executive compensation recoupment policies as in effect from time to time.

In accordance with the Company’s customary practice, the Company will enter into an indemnification agreement with Mr. Lee, which requires the Company to indemnify him against certain liabilities that may arise in connection with his status or service as an officer. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the SEC as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on November 17, 2011, and is incorporated herein by reference.

The text of the press release entitled “Zynga Names David Lee as Chief Financial Officer and Chief Accounting Officer,” is filed herewith as Exhibit 99.1.

Departure of Certain Officers and Directors

Effective on the date that Mr. Lee commences employment with Company, Mark Vranesh will no longer serve as Chief Financial Officer and Chief Accounting Officer of the Company. Mr. Vranesh has agreed to remain as an employee of the Company during a transition period and will continue to earn his previously-approved salary during such period.

On April 4, 2014, Reid Hoffman and Jeffrey Katzenberg notified the Board that each will not stand for re-election as a director at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Messrs. Hoffman and Katzenberg will remain directors until the Annual Meeting and the size of the Board will be reduced to seven directors immediately following the election of directors at the Annual Meeting. The Company’s Board is currently working to identify candidates to join the Board and intends to increase the size of the Board when such candidates are identified and elected.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, the appointment of David Lee as our new Chief Financial Officer and Chief Accounting Officer and changes to the composition and size of our Board. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, the integration of NaturalMotion and the success of its current and future games as part of Zynga, our relationship with Facebook or changes in the Facebook platform, our relationship with and/or agreements with Android and iOS platform providers and/or changes to the Android or iOS platforms, attrition and declines in our existing games, our ability to launch new games, including FarmVille 2: Country Escape, in a timely manner and monetize these games effectively on the web and on mobile, our ability to control and reduce expenses, our exposure to illegitimate credit card activity and other security risks, our ability to anticipate and address technical challenges that may arise, competition, the changing interests of players, intellectual property disputes or other litigation, asset impairment charges, our ability to retain key employees, acquisitions by us and changes in corporate strategy or management. More information about the risks Zynga faces is included in our quarterly and annual reports filed with the SEC, copies of which may be obtained at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated April 7, 2014, between Zynga Inc. and David Lee.

99.1	Press release announcing appointment of David Lee as Chief Financial Officer and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: April 10, 2014	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President